UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

241 18th Street South, Suite 415
Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 520-8350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On October 10, 2023, AeroVironment, Inc. (“AeroVironment”) entered into a First Amendment to Lease (the “First Amendment”) with an effective date of September 10, 2023, to amend its existing lease (the “Lease”) with BCORE DEFENDER CA1W03, LLC (the “Landlord”) for certain premises located at 85 Moreland Road, Simi Valley, CA 93065 (“Premises”). The First Amendment extends the term of the Lease, which is currently scheduled to expire on June 30, 2025, for a period of forty-seven (47) months to expire on May 31, 2029. The base monthly rent during the extended term for the Premises will be as follows:

Period	Monthly Base Rent
11/1/23 – 11/30/23	$115,591.30
12/1/23 – 12/31/23	$0.00
1/1/24 – 10/31/24	$115,591.30
11/1/24 – 10/31/25	$120,214.95
11/1/25 – 10/31/26	$125,023.55
11/1/26 – 10/31/27	$130,024.49
11/1/27 – 10/31/28	$135,225.47
11/1/28 – 5/31/29	$140,634.49

Pursuant to the optional extension term in the First Amendment, AeroVironment will have the option to extend the term for one (1) period of five (5) years (the “Extension Option”). The base rent attributable to the Premises for the Extension Option will be equal to the greater of (i) the Base Rent payable in the immediately preceding calendar month, increased by 4%, and (ii) the fair market rental value of the Premises as of the date of exercise of the Extension Option.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such document, which will be filed as an exhibit to AeroVironment’s Quarterly Report on Form 10-Q for the quarter ending October 28, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: October 12, 2023	By:	/s/ Melissa Brown
Melissa Brown
Senior Vice President, General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary

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